UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 21, 2016

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2016, Ecolab Inc. (the “Company”) and three of its subsidiaries (Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. (each an “Issuer” and together with the Company, the “Issuers”)) re-established a Euro-Commercial Paper Program (the “Euro Program”) for the issuance of euro-commercial paper notes up to a maximum aggregate amount of U.S.$2.0 billion or its equivalent in alternative currencies, and entered into an amended and restated dealer agreement (the “Dealer Agreement”), an amended and restated note agency agreement (the “Agency Agreement”) and a deed of covenant (the “Deed of Covenant”). Additionally, the Company has executed a deed of guarantee, dated September 21, 2016, in favour of the noteholders and accountholders (in respect of the Deed of Covenant) to guarantee the payment of all sums in respect of the notes issued under the Euro Program by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. The Euro Program amends and restates the Company’s existing $200 million Euro-Commercial program by, among other things, increasing the aggregate amount of euro-commercial paper notes that may be issued thereunder from U.S.$200 million to U.S.$2.0 billion and replacing the existing subsidiary issuers, Ecolab Holding GmbH and Ecolab B.V., with Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. The Company continues to maintain its U.S.$2.0 billion U.S. commercial paper program (the “U.S. Program”) and, notwithstanding the aforementioned increase in the size of the Euro Program, the maximum aggregate amount of commercial paper that may be issued by the Company under the U.S. Program and by the Issuers under the Euro Program may not exceed U.S.$2.0 billion at any one time outstanding.

The notes issued under the Euro Program will have maturities ranging from one day to 183 days. The proceeds will be used for general corporate purposes and working capital purposes, including acquisitions and repayment of debt. Both the U.S. Program and the Euro Program are supported by the Company’s U.S.$2.0 billion multi-year credit facility, which expires in December 2019.

The Issuers appointed Credit Suisse Securities (Europe) Limited as arranger for the Euro Program, and appointed Credit Suisse Securities (Europe) Limited and Citibank Europe plc, UK Branch as dealers, and Citibank, N.A., London Branch as the issuing and paying agent, in respect of the notes to be issued under the Euro Program. The Dealer Agreement and the Note Agency Agreement each contains customary representations, warranties, covenants and indemnification provisions.

In the ordinary course of their respective businesses, one or more of the dealers under the Euro Program, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking and trust services, for which they received, or will receive, customary fees and expenses.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the agreements and deeds identified above, which are incorporated herein by reference and attached as Exhibits 10.1(a) — (d) hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

10.1		Documents comprising Euro-Commercial Paper Program

(a)

Amended and Restated Dealer Agreement dated 21 September 2016 between Ecolab Inc., Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. (as Issuers), Ecolab Inc. (as Guarantor in respect of the notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.), Credit Suisse Securities (Europe) Limited (as Arranger), and Citibank Europe plc, UK Branch and Credit Suisse Securities (Europe) Limited (as Dealers).

(b)

Amended and Restated Note Agency Agreement dated 21 September 2016 between Ecolab Inc., Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. (as Issuers), Ecolab Inc. (as Guarantor in respect of the notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.), and Citibank, N.A., London Branch (as Issue and Paying Agent).

	(c)	Deed of Covenant made on 21 September 2016 by Ecolab Inc., Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. (as Issuers).

	(d)	Deed of Guarantee made on 21 September 2016 by Ecolab Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: September 26, 2016	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description		Method Of Filing

10.1		Documents comprising Euro-Commercial Paper Program

(a)

Amended and Restated Dealer Agreement dated 21 September 2016 between Ecolab Inc., Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. (as Issuers), Ecolab Inc. (as Guarantor in respect of the notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.), Credit Suisse Securities (Europe) Limited (as Arranger), and Citibank Europe plc, UK Branch and Credit Suisse Securities (Europe) Limited (as Dealers).

Filed herewith electronically.

(b)

Amended and Restated Note Agency Agreement dated 21 September 2016 between Ecolab Inc., Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. (as Issuers), Ecolab Inc. (as Guarantor in respect of the notes issued by Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V.), and Citibank, N.A., London Branch (as Issue and Paying Agent).

Filed herewith electronically.

	(c)	Deed of Covenant made on 21 September 2016 by Ecolab Inc., Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l. and Ecolab NL 10 B.V. (as Issuers).	Filed herewith electronically.

	(d)	Deed of Guarantee made on 21 September 2016 by Ecolab Inc.	Filed herewith electronically.